Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES THIRD QUARTER 2019 RESULTS

FORT WORTH, TEXAS, October 23, 2019…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2019 financial results.

Highlights –

•	Sold 2.5% overriding royalty in southwest Appalachia leases for gross proceeds of $750 million
•	Total asset sales of approximately $1.1 billion in the last 12 months
•	Increased credit facility commitment from $2.0 billion to $2.4 billion in October
•	Expected 2019 capital spending reduced to $736 million, $20 million below budget
•	Board of Directors approved a $100 million share repurchase program, effective October 2019
•	Third quarter production averaged 2,244 Mmcfe per day
•	Third quarter cash unit costs of $2.02 per mcfe, an improvement of 7% since year-end 2018
•	Third quarter NGL differential of $0.29 below Mont Belvieu equivalent, best in recent Company history

Commenting on the quarter, Jeff Ventura, the Company’s CEO and President said, “In third quarter 2019, Range delivered on several initiatives: improving our cost structure, enhancing balance sheet strength and delivering on our operational plans for less capital than originally budgeted. Our financial position has materially improved over the last year with over $1 billion in asset sales being put toward debt reduction.  Maintaining financial strength and flexibility is a core principle of Range’s strategy and the recent increase in bank commitments not only enhances liquidity but demonstrates the durability of Range’s assets and business.  While Range has made progress so far this year, we remain committed to positioning the Company for success through the commodity cycles.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Third Quarter 2019 Results

GAAP revenues for third quarter 2019 totaled $622 million, GAAP net cash provided from operating activities (including changes in working capital) was $104 million, and GAAP net income was a loss of $28 million ($0.11 per diluted share).  Third quarter earnings results include a $75 million derivative gain due to decreases in commodity prices and a $36 million loss related to asset sales.

Non-GAAP revenues for third quarter 2019 totaled $628 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $128 million.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was a loss of $18 million ($0.07 per diluted share) in third quarter 2019.

Capital Expenditures

Third quarter 2019 drilling and completion expenditures were $148 million.  In addition, during the quarter, $9 million was spent on acreage purchases and $1 million on gathering facilities.  Total capital expenditures year to date in 2019 were $576 million.  Range is reducing its expected 2019 capital spending by $20 million to $736 million as a result of continued efficiency gains, water savings, and service cost improvements.

Asset Sales and Bank Credit Facility

During the quarter, Range sold 2.5% proportionately reduced overriding royalty interests in 350,000 net surface acres in southwest Appalachia for gross proceeds totaling $750 million.  The royalty sales were effective as of March 1, 2019, and apply to existing and future Marcellus, Utica and Upper Devonian development on the subject leases.  Sale processes to monetize additional non-core assets remain underway.

Separately during the third quarter, Range divested of certain legacy dry gas assets in Appalachia that were producing approximately 3 Mmcfe per day. The divestiture is modestly accretive to cash flow.  Range maintains the rights to develop deeper horizons including Marcellus, Utica and Upper Devonian.

In October, the Company increased its credit facility commitment from $2.0 billion to $2.4 billion.

Repurchase Programs

Range repurchased and retired approximately $94 million in principal amount of its senior notes during the quarter for a total cash spend of approximately $90 million.

Range’s Board of Directors approved the initiation of a $100 million equity repurchase program, beginning October 2019. The share repurchase program will be executed at times deemed appropriate by the Company.

Third Quarter Unit Costs and Realized Pricing

The following table details Range’s unit cost trend since year-end 2018 (a):

Expenses	3Q 2019 ($/Mcfe)	2Q 2019 ($/Mcfe)	1Q 2019 ($/Mcfe)	4Q 2018 ($/Mcfe)

Direct operating(a)	$0.17	$0.16	$0.16	$0.18
Transportation, gathering, processing and compression	1.43	1.45	1.49	1.51
Production and ad valorem taxes	0.04	0.05	0.06	0.08
General and administrative(a)	0.16	0.18	0.18	0.16
Interest expense(a)	0.22	0.24	0.25	0.25
Total cash unit costs(b)	2.02	2.08	2.13	2.18
Depletion, depreciation and amortization (DD&A)	0.67	0.68	0.68	0.75
Total cash unit costs plus DD&A(b)	$2.68	$2.76	$2.82	$2.93

(a)	Excludes stock-based compensation, legal settlements, rig release penalties, termination costs and amortization of deferred financing costs.
(b)	May not add due to rounding.

Third quarter 2019 cash unit costs totaled $2.02 per mcfe, an improvement of $0.16 per mcfe compared to fourth quarter 2018.  This improvement was primarily driven by lower transportation, gathering, processing and compression (GP&T), interest and production tax expenses per mcfe.  Range expects an additional 2% reduction in cash unit costs during fourth quarter 2019, primarily driven by additional improvements in GP&T and interest expense per mcfe.  Range anticipates further unit cost improvement in 2020 and beyond to be driven by lower GP&T, interest, and cash G&A per mcfe.

The following table details Range’s average production and realized pricing for third quarter 2019:

Net Production
Natural Gas (Mmcf/d)	Oil (Bbl/d)	NGLs (Bbl/d)	Natural Gas Equivalent (Mmcfe/d)

1,562	10,212	103,383	2,244

	Realized Pricing (a)
	Natural Gas ($/Mcf)	Oil ($/Bbl)	NGLs ($/Bbl)	Natural Gas Equivalent ($/Mcfe)

Average NYMEX price	$2.23	$56.42
Differential, including basis hedging	(0.26)	(6.84)
Realized prices before NYMEX hedges	1.97	49.58	$15.06	$2.30
Settled NYMEX hedges	0.51	0.15	0.74	0.38
Average realized prices after hedges	$2.48	$49.73	$15.80	$2.69

(a)May not add due to rounding

Third quarter 2019 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $2.68 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average natural gas price, including the impact of basis hedging, was $1.97 per mcf, or $0.26 per mcf below NYMEX.  Based on recent pricing, Range expects a fourth quarter 2019 differential of approximately $0.30 below NYMEX.

•

Pre-hedge NGL realizations were $15.06 per barrel, or $0.29 per barrel below to a Mont Belvieu weighted barrel, as shown on Supplemental Table 9 on the Company’s website.  The third quarter NGL differential to Mont Belvieu was the best in recent Company history.  Range expects to maintain a strong differential during fourth quarter 2019 as a result of access to international markets and its diversified portfolio of ethane contracts.

•

Crude oil and condensate price realizations, before realized hedges, averaged $49.58 per barrel, or $6.84 below West Texas Intermediate (WTI).  Range expects a fourth quarter 2019 oil and condensate pricing differential of approximately $7 below WTI.

Operational Discussion

NGL Marketing

During September and October, Sunoco performed optimization work at the Marcus Hook export terminal which is expected to result in more efficient transportation to end markets.  The upgrade required the Mariner East pipeline to experience downtime, and as a result of the outage, Range sold ethane volumes in its residue natural gas stream that would typically be transported via the Mariner East system.

The value of exported barrels from the East Coast increased during the quarter, particularly in September after a Middle East oil disruption.  Range capitalized on the opportunity during the third quarter by utilizing both pipeline and rail access to export terminals.  Propane export values at the dock remain elevated and are currently estimated at $0.10 per gallon above the Mont Belvieu index.  The combination of ethane rejection and access to international markets for propane and butane led to the best quarterly NGL differential to Mont Belvieu that Range has realized in recent history.  Range resumed use of Mariner East ethane capacity in mid-October and expects another strong differential to Mont Belvieu in the fourth quarter of 2019.

Appalachia Division

Production for third quarter 2019 averaged approximately 2,042 net Mmcfe per day from the Appalachia division, a 3% increase over the prior-year third quarter.  Despite the third-party optimization work mentioned above, which impacted ethane recovery, the southwest area of the division averaged 1,945 net Mmcfe per day during third quarter 2019.  The northeast Marcellus properties averaged 97 net Mmcf per day inclusive of approximately 15 net Mmcf per day of legacy acreage production during third quarter 2019.

North Louisiana

Production for third quarter 2019 averaged approximately 202 net Mmcfe per day.  The division brought on line two wells during the quarter and expects to bring on line an additional well during the fourth quarter.

The table below summarizes estimated activity for 2019 regarding the number of wells to sales for each area.

	Wells TIL 3Q 2019	Wells TIL 1H 2019	Calendar 2019 Planned TIL	Remaining 4Q 2019
SW PA Super-Rich	8	11	19	0
SW PA Wet	8	8	36	20
SW PA Dry	6	20	33	7
Total Appalachia	22	39	88	27

Total N. LA.	2	5	8	1
Total	24	44	96	28

Guidance – 2019

Production per day Guidance

Production for fourth quarter 2019 is expected to be ~2.33 to 2.35 Bcfe per day, which incorporates approximately 25 Mmcfe per day impact of recent asset sales and ethane recovery.

4Q 2019 Expense Guidance

Direct operating expense:	$0.16 − $0.17 per mcfe
Transportation, gathering, processing and compression expense:	$1.40 − $1.42 per mcfe
Production tax expense:	$0.04 − $0.05 per mcfe
Exploration expense:	$7.0 − $9.0 million
Unproved property impairment expense:	$15.0 − $18.0 million
G&A expense:	$0.15 − $0.17 per mcfe
Interest expense:	$0.19 − $0.21 per mcfe
DD&A expense:	$0.67 − $0.70 per mcfe
Net brokered gas marketing expense:	~$6.0 million

Price Guidance

Based on current market indications, Range expects to average the following pre-hedge differentials for fourth quarter 2019 production.

4Q 2019 Pricing Guidance
Natural Gas: (1)	NYMEX minus $0.30
Natural Gas Liquids: (2)	Mont Belvieu minus $0.60 to $0.80 per barrel
Oil/Condensate:	WTI minus $6.00 to $8.00

(1)	Including basis hedging
(2)	Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a more flexible financial position. Range currently has over 80% of its expected fourth quarter 2019 natural gas production hedged at a weighted average floor price of $2.81 per Mmbtu.  Similarly, Range has hedged over 80% of its fourth quarter 2019 projected crude oil production at an average floor price of $56.78.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other basis differentials to limit volatility between NYMEX and regional prices.  The fair value of the basis hedges was a gain of $4.6 million as of September 30, 2019.  The Company also has propane basis swap contracts which lock in the differential between Mont Belvieu and international propane indices.  The fair value of these contracts was a loss of $3.3 million on September 30, 2019.

Conference Call Information

A conference call to review the financial results is scheduled on Thursday, October 24 at 9:00 a.m. ET.  To participate in the call, please dial 866-900-7525 and provide conference code 9092535 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 24, 2019.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this news release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth,

Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2019-19

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$474,754	$736,431		$1,709,987	$2,094,450
Derivative fair value income/(loss)	74,676	(34,591)		208,190	(151,890)
Brokered natural gas, marketing and other (b)	72,765	109,111		302,848	266,774
ARO settlement (loss) gain (b)	(11)	—		(11)	(12)
Other (b)	261	274		997	686
Total revenues and other income	622,445	811,225	-23%	2,222,011	2,210,008	1%

Costs and expenses:
Direct operating	34,957	30,389		101,025	102,469
Direct operating – non-cash stock-based compensation (c)	319	537		1,459	1,667
Transportation, gathering, processing and compression	295,912	304,562		899,786	819,100
Production and ad valorem taxes	7,805	9,427		29,004	29,493
Brokered natural gas and marketing	79,416	115,677		311,837	273,420
Brokered natural gas and marketing – non-cash stock-based compensation (c)	522	403		1,523	1,001
Exploration	10,517	7,894		25,961	21,990
Exploration – non-cash stock-based compensation (c)	496	405		1,372	1,527
Abandonment and impairment of unproved properties	16,202	6,549		41,631	73,244
General and administrative	32,626	37,812		107,425	121,255
General and administrative – non-cash stock-based compensation (c)	8,423	5,607		27,561	38,332
General and administrative – lawsuit settlements	139	53		2,035	1,385
General and administrative – rig release penalty	—	—		1,436	—
General and administrative – bad debt expense	(141)	250		(141)	(1,250)
Termination costs	820	(336)		3,000	(373)
Termination costs – non-cash stock-based compensation (c)	(1)	—		25	—
Deferred compensation plan (d)	(8,871)	223		(16,432)	(559)
Interest expense	45,202	53,063		144,873	155,733
Interest expense – amortization of deferred financing costs (e)	1,795	1,738		5,388	5,315
Gain on early extinguishment of debt	(2,985)	—		(2,985)	—
Depletion, depreciation and amortization	137,751	164,266		417,974	487,558
Impairment of proved property	—	—		—	22,614
Loss/(gain) on sale of assets	36,341	30		30,663	(149)
Total costs and expenses	697,245	738,549	-6%	2,134,420	2,153,772	-1%

(Loss) income before income taxes	(74,800)	72,676	-203%	87,591	56,236	56%

Income tax (benefit) expense:
Current	4,079	—		4,079	—
Deferred	(51,298)	24,137		(5,511)	38,295
	(47,219)	24,137		(1,432)	38,295

Net (loss) income	$(27,581)	$48,539	-157%	$89,023	$17,941	396%

Net (Loss) Income Per Common Share:
Basic	$(0.11)	$0.19		$0.35	$0.07
Diluted	$(0.11)	$0.19		$0.35	$0.07

Weighted average common shares outstanding, as reported:
Basic	248,082	246,451	1%	247,878	246,016	1%
Diluted	248,082	247,166	0%	248,823	246,879	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Current assets	$275,439	$514,232
Derivative assets	156,847	92,795
Natural gas and oil properties, successful efforts method	8,295,570	9,023,185
Transportation and field assets	6,311	9,776
Operating lease right-of-use assets	47,214	—
Other	72,818	68,166
	$8,854,199	$9,708,154

Liabilities and Stockholders’ Equity
Current liabilities	$550,424	$745,182
Asset retirement obligations	5,485	5,485
Derivative liabilities	1,521	4,144

Bank debt	318,919	932,018
Senior notes	2,766,322	2,856,166
Senior subordinated notes	48,749	48,677
Total debt	3,133,990	3,836,861

Deferred tax liability	661,216	666,668
Derivative liabilities	296	3,462
Deferred compensation liability	58,329	67,542
Asset retirement obligations and other liabilities	284,746	319,379

Common stock and retained earnings	4,158,998	4,060,480
Other comprehensive loss	(478)	(658)
Common stock held in treasury stock	(328)	(391)
Total stockholders’ equity	4,158,192	4,059,431
	$8,854,199	$9,708,154

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%

Total revenues and other income, as reported	$622,445	$811,225	-23%	$2,222,011	$2,210,008	1%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss (gain)	5,332	(331)		(69,841)	111,618
ARO settlement loss	11	—		11	12
Total revenues, as adjusted, non-GAAP	$627,788	$810,894	-23%	$2,152,181	$2,321,638	-7%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income	$(27,581)	$48,539	$89,023	$17,941
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax (benefit) expense	(51,298)	24,137	(5,511)	38,295
Depletion, depreciation, amortization and impairment	137,751	164,266	417,974	510,172
Exploration dry hole costs	—	2	—	4
Abandonment and impairment of unproved properties	16,202	6,549	41,631	73,244
Derivative fair value (income) loss	(74,676)	34,591	(208,190)	151,890
Cash settlements on derivative financial instruments that do not qualify for hedge accounting	80,008	(34,922)	138,349	(40,272)
Allowance for bad debts	(141)	250	(141)	(1,250)
Amortization of deferred issuance costs, loss on extinguishment of debt, and other	1,619	1,787	4,862	4,163
Deferred and stock-based compensation	683	7,085	14,410	41,252
Loss (gain) on sale of assets and other	36,341	30	30,663	(149)
Gain on early extinguishment of debt	(2,985)	—	(2,985)	—

Changes in working capital:
Accounts receivable	40,086	(35,288)	241,514	(49,713)
Inventory and other	1,011	(1,618)	(4,024)	(822)
Accounts payable	(23,513)	(21,144)	(52,645)	(6,529)
Accrued liabilities and other	(29,592)	35,168	(155,499)	36,721
Net changes in working capital	(12,008)	(22,882)	29,346	(20,343)
Net cash provided from operating activities	$103,915	$229,432	$549,431	$774,947

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided from operating activities, as reported	$103,915	$229,432	$549,431	$774,947
Net changes in working capital	12,008	22,882	(29,346)	20,343
Exploration expense	10,517	7,892	25,961	21,986
Lawsuit settlements	139	53	2,035	1,385
Termination costs	820	(336)	3,000	(373)
Rig release penalty	—	—	1,436	—
Non-cash compensation adjustment	392	41	1,635	1,880
Cash flow from operations before changes in working capital – non-GAAP measure	$127,791	$259,964	$554,152	$820,168

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic:
Weighted average shares outstanding	251,408	249,482	250,995	249,131
Stock held by deferred compensation plan	(3,326)	(3,031)	(3,117)	(3,115)
Adjusted basic	248,082	246,451	247,878	246,016

Dilutive:
Weighted average shares outstanding	251,408	249,482	250,995	249,131
Dilutive stock options under treasury method	(3,326)	(2,316)	(2,172)	(2,252)
Adjusted dilutive	248,082	247,166	248,823	246,879

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%
Natural gas, NGL and oil sales components:
Natural gas sales	$284,980	$390,656		$1,063,323	$1,182,580
NGL sales	143,195	278,563		508,035	705,793
Oil sales	46,579	67,212		138,629	206,077
Total oil and gas sales, as reported	$474,754	$736,431	-36%	$1,709,987	$2,094,450	-18%

Derivative fair value income (loss), as reported:	$74,676	$(34,591)		$208,190	$(151,890)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(72,809)	(5,845)		(92,333)	(56,466)
NGLs	(7,053)	28,023		(47,835)	63,435
Crude Oil	(146)	12,744		1,819	33,303
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(5,332)	$331		$69,841	$(111,618)

Transportation, gathering, processing and compression components:
Natural gas	$180,353	$176,271		$554,788	$497,569
NGLs	115,559	128,291		344,998	321,531
Total transportation, gathering, processing and compression, as reported	$295,912	$304,562		$899,786	$819,100

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$357,789	$396,501		$1,155,656	$1,239,046
NGL sales	150,248	250,540		555,870	642,358
Oil sales	46,725	54,468		136,810	172,774
Total	$554,762	$701,509	-21%	1,848,336	2,054,178	-10%

Production of oil and gas during the periods (a):
Natural gas (mcf)	143,721,265	140,757,676	2%	427,405,931	411,769,576	4%
NGL (bbl)	9,511,234	10,255,159	-7%	28,971,049	29,009,100	0%
Oil (bbl)	939,541	1,040,891	-10%	2,727,415	3,314,704	-18%
Gas equivalent (mcfe) (b)	206,425,915	208,533,976	-1%	617,596,715	605,712,400	2%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,562,188	1,529,975	0%	1,565,589	1,508,313	4%
NGL (bbl)	103,383	111,469	(0)%	106,121	106,260	0%
Oil (bbl)	10,212	11,314	(0)%	9,991	12,142	-18%
Gas equivalent (mcfe) (b)	2,243,760	2,266,674	(0)%	2,262,259	2,218,727	2%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.98	$2.78	-29%	$2.49	$2.87	-13%
NGL (bbl)	$15.06	$27.16	-45%	$17.54	$24.33	-28%
Oil (bbl)	$49.58	$64.57	-23%	$50.83	$62.17	-18%
Gas equivalent (mcfe) (b)	$2.30	$3.53	-35%	$2.77	$3.46	-20%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.49	$2.82	-12%	$2.70	$3.01	-10%
NGL (bbl)	$15.80	$24.43	-35%	$19.19	$22.14	-13%
Oil (bbl)	$49.73	$52.33	-5%	$50.16	$52.12	-4%
Gas equivalent (mcfe) (b)	$2.69	$3.36	-20%	$2.99	$3.39	-12%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.23	$1.56	-21%	$1.41	$1.80	-22%
NGL (bbl)	$3.65	$11.92	-69%	$7.28	$11.06	-34%
Oil (bbl)	$49.73	$52.33	-5%	$50.16	$52.12	-4%
Gas equivalent (mcfe) (b)	$1.25	$1.90	-34%	$1.54	$2.04	-25%

Transportation, gathering and compression expense per mcfe	$1.43	$1.46	-2%	$1.46	$1.35	8%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%

(Loss) income from operations before income taxes, as reported	$(74,800)	$72,676	203%	$87,591	$56,236	-56%
Adjustment for certain special items:
Loss (gain) on sale of assets	36,341	30		30,663	(149)
Loss on ARO settlements	11	—		11	12
Change in fair value related to derivatives prior to settlement	5,332	(331)		(69,841)	111,618
Rig release penalty	—	—		1,436	—
Abandonment and impairment of unproved properties	16,202	6,549		41,631	73,244
Gain on early extinguishment of debt	(2,985)	—		(2,985)	—
Impairment of proved property	—	—		—	22,614
Lawsuit settlements	139	53		2,035	1,385
Termination costs	820	(336)		3,000	(373)
Termination costs – non-cash stock-based compensation	(1)	—		25	—
Brokered natural gas and marketing – non-cash stock-based compensation	522	403		1,523	1,001
Direct operating – non-cash stock-based compensation	319	537		1,459	1,667
Exploration expenses – non-cash stock-based compensation	496	405		1,372	1,527
General & administrative – non-cash stock-based compensation	8,423	5,607		27,561	38,332
Deferred compensation plan – non-cash adjustment	(8,871)	223		(16,432)	(559)

(Loss) income before income taxes, as adjusted	(18,052)	85,816	-121%	109,049	306,555	-64%

Income tax (benefit) expense, as adjusted
Current	4,079	—		4,079	—
Deferred (a)	(4,513)	21,869		27,279	79,617
Net (loss) income excluding certain items, a non-GAAP measure	$(17,618)	$63,947	-128%	$77,691	$226,938	-66%

Non-GAAP (loss) income per common share
Basic	$(0.07)	$0.26	-127%	$0.31	$0.92	-66%
Diluted	$(0.07)	$0.26	-127%	$0.31	$0.92	-66%

Non-GAAP diluted shares outstanding, if dilutive	248,082	247,166		248,823	246,879

(a)  Deferred taxes are estimated to be approximately 25% for 2019 and 26% for 2018.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET (LOSS) INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income, as reported	$(27,581)	$48,539	$89,023	$17,941
Adjustment for certain special items:
Loss (gain) on sale of assets	36,341	30	30,663	(149)
Loss on ARO settlements	11	—	11	12
Gain on early extinguishment of debt	(2,985)	—	(2,985)	—
Change in fair value related to derivatives prior to settlement	5,332	(331)	(69,841)	111,618
Impairment of proved property	—	—	—	22,614
Abandonment and impairment of unproved properties	16,202	6,549	41,631	73,244
Lawsuit settlements	139	53	2,035	1,385
Rig release penalty	—	—	1,436	—
Termination costs	820	(336)	3,000	(373)
Non-cash stock-based compensation	9,759	6,952	31,940	42,527
Deferred compensation plan	(8,871)	223	(16,432)	(559)
Tax impact	(46,785)	2,268	(32,790)	(41,322)

Net (loss) income excluding certain items, a non-GAAP measure	$(17,618)	$63,947	$77,691	$226,938

Net (loss) income per diluted share, as reported	$(0.11)	$0.19	$0.35	$0.07
Adjustment for certain special items per diluted share:
Loss (gain) on sale of assets	0.15	0.00	0.12	(0.00)
Loss on ARO settlements	0.00	—	0.00	0.00
Gain on early extinguishment of debt	(0.01)	—	(0.01)	—
Change in fair value related to derivatives prior to settlement	0.02	(0.00)	(0.28)	0.45
Impairment of proved property	—	—	—	0.09
Abandonment and impairment of unproved properties	0.07	0.03	0.17	0.30
Lawsuit settlements	0.00	0.00	0.01	0.01
Termination costs	0.00	(0.00)	0.01	(0.00)
Non-cash stock-based compensation	0.04	0.03	0.13	0.17
Deferred compensation plan	(0.04)	0.00	(0.07)	(0.00)
Adjustment for rounding differences	—	—	0.01	—
Tax impact	(0.19)	0.01	(0.13)	(0.17)

Net (loss) income per diluted share, excluding certain items, a non-GAAP measure	$(0.07)	$0.26	$0.31	$0.92

Adjusted earnings per share, a non-GAAP measure:
Basic	$(0.07)	$0.26	$0.31	$0.92
Diluted	$(0.07)	$0.26	$0.31	$0.92

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues
Natural gas, NGL and oil sales, as reported	$474,754	$736,431	$1,709,987	$2,094,450
Derivative fair value income (loss), as reported	74,676	(34,591)	208,190	(151,890)
Less non-cash fair value loss (gain)	5,332	(331)	(69,841)	111,618
Brokered natural gas and marketing and other, as reported	73,015	109,385	303,834	267,448
Less ARO settlement and other (gains)	(250)	(274)	(986)	(674)
Cash revenue applicable to production	627,527	810,620	2,151,184	2,320,952

Expenses
Direct operating, as reported	35,276	30,926	102,484	104,136
Less direct operating stock-based compensation	(319)	(537)	(1,459)	(1,667)
Transportation, gathering and compression, as reported	295,912	304,562	899,786	819,100
Production and ad valorem taxes, as reported	7,805	9,427	29,004	29,493
Brokered natural gas and marketing, as reported	79,938	116,080	313,360	274,421
Less brokered natural gas and marketing stock-based compensation	(522)	(403)	(1,523)	(1,001)
General and administrative, as reported	41,047	43,722	138,316	159,722
Less G&A stock-based compensation	(8,423)	(5,607)	(27,561)	(38,332)
Less lawsuit settlements	(139)	(53)	(2,035)	(1,385)
Less rig release penalty	—	—	(1,436)	—
Interest expense, as reported	46,997	54,801	150,261	161,048
Less amortization of deferred financing costs	(1,795)	(1,738)	(5,388)	(5,315)
Cash expenses	495,777	551,180	1,593,809	1,500,220

Cash margin, a non-GAAP measure	$131,750	$259,440	$557,375	$820,732

Mmcfe produced during period	206,426	208,534	617,597	605,712

Cash margin per mcfe	$0.64	$1.24	$0.90	$1.35

RECONCILIATION OF (LOSS) INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

(Loss) income before income taxes, as reported	$(74,800)	$72,676	$87,591	$56,236
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other (gains)	(250)	(274)	(986)	(674)
Derivative fair value (income) loss	(74,676)	34,591	(208,190)	151,890
Net cash receipts on derivative settlements	80,008	(34,922)	138,349	(40,272)
Exploration expense	10,517	7,894	25,961	21,990
Lawsuit settlements	139	53	2,035	1,385
Rig release penalty	—	—	1,436	—
Termination costs	820	(336)	3,000	(373)
Deferred compensation plan	(8,871)	223	(16,432)	(559)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	9,759	6,952	31,940	42,527
Interest – amortization of deferred financing costs	1,795	1,738	5,388	5,315
Depletion, depreciation and amortization	137,751	164,266	417,974	487,558
Loss (gain) on sale of assets	36,341	30	30,663	(149)
Gain on early extinguishment of debt	(2,985)	—	(2,985)	—
Impairment of proved property and other assets	—	—	—	22,614
Abandonment and impairment of unproved properties	16,202	6,549	41,631	73,244
Cash margin, a non-GAAP measure	$131,750	$259,440	$557,375	$820,732

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF September 30, 2019 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

4Q 2019 Swaps	1,421,739 Mmbtu	$2.82

2020 Swaps	821,776 Mmbtu	$2.66

2021 Swaps	30,000 Mmbtu	$2.70

Oil [2]

4Q 2019 Collars	1,000 bbls	$63 x 73

4Q 2019 Swaps	9,168 bbls	$56.11

2020 Swaps	7,240 bbls	$58.42

2021 Swaps	1,000 bbls	$55.00

Natural Gas Liquids

4Q 2019 C3 Swaps	500 bbls	$0.525 /gallon

4Q 2019 NC4 Swaps	1,000 bbls	$0.60 /gallon

4Q 2019 iC4 Swaps	168 bbls	$0.75 /gallon

4Q 2019 C5 Swaps	5,500 bbls	$1.296/gallon

(1)	Range also sold natural gas call swaptions of 250,000 Mmbtu/d for calendar 2020, and 80,000 Mmbtu/d for calendar 2021 at average strike prices of $2.80 and $2.73 per Mmbtu, respectively.
(2)	Range also sold WTI calls of 500 Bbls/d for 2Q-3Q 2020 at a strike price of $59 per Bbl and WTI call swaptions of 2,000 Bbls/d for calendar 2021 at an average strike price of $56 per Bbl.

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS AND ADDITIONAL HEDGING DETAILS